LITHIUM ARGENTINA AG
(the "Company")

BY-LAWS

1. INTERPRETATION

1.1 Definitions

In these By-laws, unless otherwise defined herein and/or the context otherwise requires:

(1) "Articles" mean the Articles of Association of the Company, as amended from time to time;

(2) "Board of Directors", "Board" and "Director" mean the members of the board of directors of the Company for the time being or any one among them, as applicable;

(3) "By-law" means these by-laws, as amended from time to time;

(4) "Company" means Lithium Argentina AG.

(5) "legal personal representative" means the personal or other legal representative of a shareholder; and

(6) "Swiss Code of Obligations" or "CO" means the Swiss Code of Obligations dated as of March 30, 1911, as amended from time to time.

2. SCOPE AND BASIS

These By-laws are enacted by the Board pursuant to article 716b of the Swiss Code of Obligations and the Company's Articles.

The Board may, from time to time, pass by-laws, charters, mandates, policies, procedures or other instruments which, together with these By-laws and the Articles, govern the corporate governance, the internal organization and the duties, powers and responsibilities of the executive bodies of the Company.

These By-laws govern the powers and functions of the following bodies:

(a) the Board;

(b) the committees of the Board;

(c) the executive management of the Company.

3. THE BOARD

The Board shall determine, to the extent permissible by law, its own organization.

3.1 Organization, the Chair

(a) The shareholders elect the chairperson of the Board (the "Chair") in accordance with the Swiss Code of Obligations and the Articles. The Chair leads the Board in all aspects of its work and is responsible for effectively managing the affairs of the Board and ensuring that the Board is properly organized and functions efficiently. The Chair also advises the Chief Executive Officer in all matters concerning the interests of the Board and the relationships between members of management and the Board. In addition, the Chair shall have all duties and responsibilities as set forth by applicable law, the Articles and as set forth in any applicable Company bylaws, mandates, policies, charters or corporate governance frameworks.

(b) If the Chair is not an independent Director within the meaning of applicable securities laws, the Board may appoint a Director to act as an independent Board leader (the "Lead Director") to provide leadership to the independent Directors, collaborate with the Chair in providing leadership to the Board to enable in fulfilling its responsibilities, and perform such other duties and responsibilities as the Board may determine.

3.2 Powers and Duties of the Board

(a) The Board is responsible for the stewardship of the Company and for the oversight of the Company's management and the management of its business. This includes setting long-term goals and objectives for the Company, formulating plans and strategies necessary to achieve stated objectives and supervising management in their implementation of stated objectives.

(b) The Board has such non-transferable duties and competences as required by applicable law and shall be authorized to pass resolutions on all matters not reserved to the shareholders' meeting or to any other executive body by applicable law, the Articles or these By-laws. Subject to the limitations of applicable law, the Board has such additional powers, duties and responsibilities as the Board may determine from time to time, including those as set forth in any applicable Company bylaws, policies, charters or corporate governance frameworks.

(c) The Board may set the remuneration of the auditor without the prior approval of the shareholders.

(d) In accordance with the Articles and subject to applicable law, the Board is authorized to issue, among other things, share purchase warrants, options, convertible securities and rights upon such terms and conditions as the Board determines, which share purchase warrants, options, convertible securities and rights may be issued alone or in conjunction with debentures, debenture stock, bonds, shares or any other securities issued or created by the Company from time to time.

3.3 Delegation of Management

The Board delegates management of the Company to the Chief Executive Officer and the other members of the executive management of the Company, except for (i) the non-transferable duties of the Board pursuant to applicable law and (ii) any duties and competencies retained by the Board according to its delegation of authority or any other policies or procedures adopted by the Board as set forth by applicable charters, mandates, regulations or frameworks.

3.4 Delegation of Authority

The Board may from time to time, by power of attorney or other instrument, appoint any person, whether nominated directly or indirectly by the Board to be the attorney of the Company, and may delegate to such person any of the Board's powers, authorities and discretions for such period and subject to such conditions as it may think fit, including, subject to any approval required by shareholders, remuneration. Notwithstanding the foregoing, the Board cannot delegate any of its powers and duties that are non-transferable pursuant to applicable law nor may it delegate the power or duty to change the membership of any committee of the Board nor the power or duty to appoint or remove executive management appointed by the Board. The Board may revoke or vary any such appointment or delegation, but no person dealing in good faith and without notice of such revocation or variation shall be affected by any such revocation or variation. Any such power of attorney or other document may contain such provisions for the protection or convenience of persons dealing with such attorney as the Directors think fit. Any such attorney may be authorized by the Directors to sub-delegate all or any of the powers, authorities and discretions for the time being vested in him or her.

3.5 Proceedings of the Board

(a) Meetings of the Board

The Board may meet together for the conduct of business, adjourn and otherwise regulate their meetings as they think fit, and Board meetings held at regular intervals may be held at the place, at the time and on the notice, if any, as the members of the Board may from time to time determine.

(b) Voting at Meetings

Questions arising at any Board meeting are to be decided by a majority of votes, whereby abstentions shall be disregarded for purposes of establishing the majority. In the case of an equality of votes, the chairperson of the meeting does not have a second or casting vote and the relevant resolution shall be considered to have failed. Directors may not be represented by alternates or other Directors in a meeting of the Board.

(c) Chair of Meetings

The following individual is entitled to preside as chairperson at a Board meeting:

(1) the Chair, as elected by shareholders;

(2) in the absence of the Chair, the Lead Director, if any;

(3) in the absence of the Chair and Lead Director, if any, the president or Chief Executive Officer, if any, if the president or Chief Executive Officer is a Director; or

(4) any other Director chosen by the Board if:

(a) none of the Chair, the Lead Director, if any, or the president or Chief Executive Officer, if a Director, is present at the meeting within 15 minutes after the time set for holding the meeting;

(b) none of the Chair, the Lead Director, if any, or the president or Chief Executive Officer, if a Director, is willing to chair the meeting; or

(c) the Chair, the Lead Director, if any, and the president or Chief Executive Officer, if a Director, have advised the secretary, if any, or any other Director, that they will not be present at the meeting.

(d) Meetings by Telephone or Other Electronic Communication Means

A Director may participate in a meeting of the Board or of any committee thereof (i) in person or (ii) by electronic communication means (such as telephone, video conference, etc.), if all members of the Board participating in the meeting, whether in person or by telephone or other electronic communication means, are able to communicate with each other and if all Directors who wish to participate in the meeting agree to such participation and no one requests a meeting in person. A Director who participates in a meeting in a manner contemplated by this Article 3.5(d) is deemed for all purposes of the Swiss Code of Obligations and these By-laws to be present at the meeting and to have agreed to participate in that manner.

(e) Calling of Meetings

A Director may, and the secretary or an assistant secretary of the Company, if any, on the request of a Director must, call a meeting of the Board at any time.

(f) Notice of Meetings

Other than for meetings held at regular intervals as determined by the Board pursuant to Article 3.5(a), reasonable notice of each meeting of the Board, specifying the place, day and time of that meeting must be given to each of the Directors by any method set out in Article 8 or orally or by telephone.

(g) When Notice Not Required

It is not necessary to give notice of a Board meeting to a Director if:

(1) the meeting is to be held immediately following a meeting of shareholders at which that Director was elected or appointed;

(2) the meeting is held for the purpose of ascertaining the implementation of capital increases and capital decreases and the relevant amendments to the Articles (articles 652e, 652gm, 653g and 653o CO); or

(3) the Director, as the case may be, has waived notice of the meeting.

(h) Meeting Valid Despite Failure to Give Notice

The accidental omission to give notice of any Board meeting to, or the non-receipt of any notice by, any Director does not invalidate any proceedings at that meeting.

(i) Waiver of Notice of Meetings

Any Director may send to the Company a document signed by him or her waiving notice of any past, present or future Board meeting and may at any time withdraw that waiver with respect to meetings held after that withdrawal. After sending a waiver with respect to all future meetings and until that waiver is withdrawn, no notice of any Board meeting need be given to that Director and, unless the Director otherwise requires by notice in writing to the Company, all Board meetings so held are deemed not to be improperly called or constituted by reason of notice not having been given to such Director.

(j) Proposals

At Board meetings, each Director shall be entitled to submit proposals regarding the items on the agenda. Directors may also submit proposals regarding items on the agenda in writing in advance of the meeting.

(k) Quorum

The quorum necessary for the transaction of the business of the Directors may be set by the Directors and, if not so set, is deemed to be set at two Directors.

No presence quorum is required for Board resolutions upon the implementation of a capital increase or capital decrease within a capital band (article 653u CO) or to make any determination with respect to the implementation of a capital increase or capital decrease, to pass resolutions regarding any amendments of the Articles associated thereto or required in connection therewith or to adopt the report on the capital increase (articles 652e, 652gm, 653g and 653o CO).

(l) Validity of Acts Where Appointment Defective

Subject to the Swiss Code of Obligations, an act of a member of management is not invalid merely because of an irregularity in the appointment or a defect in the qualification of that member of management.

(m)  Resolutions in Writing

A resolution of the Directors or of any committee thereof may be passed without a meeting:

(1) in all cases, unless a Director requests that the resolution be discussed in a meeting; or

(2) in the case of a resolution to approve a contract or transaction in respect of which a Director has disclosed that he or she has or may have a Disclosable Interest (as defined below), if none of the other Directors who are entitled to vote on the resolution requests that the resolution be discussed in a meeting.

A resolution may be validly passed in writing on paper or by electronic means (fax, email or any other method of transmitting legibly recorded messages). A consent in writing may be in two or more counterparts which together are deemed to constitute one consent in writing. A resolution of the Board or of any committee thereof passed in accordance with this Article 3.5(m) is effective on the date stated in the resolution or on the latest date stated on any counterpart and to be as valid and effective as if it had been passed at a meeting of the Board or of the committee that satisfies all the requirements of the Swiss Code of Obligations, the Articles and these By-laws relating to meetings of the Board or of a committee. No signature is required if the resolutions are passed by electronic means (e.g. by e-mail or other electronic voting applications).

(n) Minutes

All resolutions shall be recorded. The minutes shall be signed by the Chair or whoever is acting in such capacity in accordance with this Article 3.5(c) and the person keeping the minutes, and must be approved by the Board.

4. DISCLOSURE OF INTEREST

4.1 Obligation to Disclose

(a) Directors and members of the executive management are obliged to inform the Chair immediately and completely of any current or potential conflict of interests affecting them in accordance with applicable law (a "Disclosable Interest"). The Chair shall inform the other members of the Board. If the Chair has a Disclosable Interest, he or she shall inform the other Directors. In the event that a Director has a Disclosable Interest, the Board shall take the measures necessary to safeguard the interests of the Company.

(b) Each Director and each member of the executive management shall observe the limits to the number of mandates set forth in the Articles. Directors shall inform the Chair, and members of the executive management shall inform the Chief Executive Officer, of their respective board or management positions, as applicable, or similar memberships and any change thereto.

4.2 Restrictions on Voting by Reason of Interest

A Director who holds a Disclosable Interest in a contract or transaction into which the Company has entered or proposes to enter is not entitled to vote on any Board resolution to approve that contract or transaction, unless all the Directors have a Disclosable Interest in that contract or transaction, in which case any or all of those Directors may vote on such resolution.

4.3 Interested Directors Counted in Quorum

A Director who holds a Disclosable Interest in a contract or transaction into which the Company has entered or proposes to enter and who is present at the Board meeting at which the contract or transaction is considered for approval may be counted in the quorum at the Board meeting, whether or not the Director votes on any or all of the resolutions considered at the Board meeting.

4.4 Directors Holding Other Office in the Company

Subject to the Articles, the Directors may hold any office or place of profit with the Company, other than the office of auditor of the Company, in addition to his or her office as Director for the period and on the terms (as to remuneration or otherwise) that the Directors may determine.

4.5 No Disqualification

No Director or intended Director is disqualified by his or her office from contracting with the Company either with regard to the holding of any office or place of profit the Director holds with the Company or as vendor, purchaser or otherwise, and no contract or transaction entered into by or on behalf of the Company in which a Director is in any way interested is liable to be voided for that reason.

5. MANAGEMENT

5.1 Directors May Appoint Executive Management

The Board may, from time to time, appoint such members of executive management, if any, as the Directors determine and the Directors may, at any time, terminate any such appointment.

5.2 Functions, Duties and Powers of Executive Management

The Board may, for each member of executive management:

(1) determine the functions and duties of such member of executive management;

(2) entrust to and confer on such member of executive management any of the powers exercisable by the Board on such terms and conditions and with such restrictions as the Board thinks fit; and

(3) revoke, withdraw, alter or vary all or any of the functions, duties and powers of such member of executive management.

5.3 Change in Power and Duties of Executive Management

Notwithstanding anything to the contrary contained herein, the Board may, from time to time, increase or reduce the powers and duties of any member of executive management of the Company and may permanently or temporarily delegate the duties of any such member of executive management to any other member of executive management, agent or employee and may generally control the action of such member of executive management and require performance of all duties imposed upon them.

5.4 Remuneration and Terms of Appointment

Subject to mandatory provision of the law, the Articles and the compensation authorized by the shareholders in accordance with applicable law and the Articles, as applicable, all appointments of executive management are to be made on the terms and conditions and at the remuneration (whether by way of salary, fee, commission, participation in profits or otherwise) that the Board thinks fit and are subject to termination at the pleasure of the Board, and a member of executive management may in addition to such remuneration be entitled to receive, after he or she ceases to hold such office or leaves the employment of the Company, a pension or gratuity.

6. COMMITTEES

6.1 Powers of the Board and Its Committees

The Board may, by resolution and, in all cases, subject to applicable laws, rules and regulations (including, for greater certainty, any applicable securities regulations and/or rules and regulations of stock exchanges applicable to the Company):

(1) appoint one or more committees (other than the compensation committee, which is appointed by shareholders) consisting of the Directors that they consider appropriate;

(2) delegate to a committee appointed under paragraph (1) any of the Board's powers, except the power to appoint or remove members of executive management appointed by the Board, the power to fill vacancies in the compensation committee or the power to change the membership of or fill vacancies in any other committee of the Board, and make such delegation subject to the conditions set out in the resolution or any subsequent directors' resolution;

(3) revoke or alter the authority given to a committee of the Board, or override a decision made by such a committee, except as to acts done before such revocation, alteration or overriding or, with respect to the compensation committee, such authority as is required to be exercised or decisions that are required to be made by applicable law by the compensation committee;

(4) terminate the appointment of, or change the membership of a committee of the Board (except with regards to the compensation committee); and

(5) fill vacancies in a committee of the Board.

Further authority and responsibilities of the committees of the Board may be set forth in the applicable committee charter or Company bylaw or policy, as applicable.

6.2 Obligations of Committees

Any committee appointed under Article 6.1, in the exercise of the powers delegated to it, must:

(1) conform to any rules that may from time to time be imposed on it by the Board and any applicable laws, rules and regulations (including, for greater certainty, any applicable securities regulations and/or rules and regulations of stock exchanges applicable to the Company); and

(2) report on acts or things done in exercise of those powers at such times as the Board may require.

6.3 Committee Meetings

Subject to Article 6.2 and unless the Board otherwise provides in the resolution appointing the committee or in any subsequent resolution, with respect to a committee appointed under Article 6.1:

(1) the committee may meet and adjourn as it thinks proper;

(2) the committee may elect a chair of its meetings but, if no chair of a meeting is elected, or if at a meeting the chair of the meeting is not present within 15 minutes after the time set for holding the meeting, the Directors present who are members of the committee may choose one of their number to chair the meeting;

(3) a majority of the members of the committee constitutes a quorum of the committee;

(4) questions arising at any meeting of the committee are determined by a majority of votes of the members present, and in case of an equality of votes, the chair of the meeting does not have a second or casting vote;

(5) the committee shall observe such procedures as are prescribed by the Board or the applicable committee charter or mandate, if any; and

(6) the procedural rules applicable to the Board shall also apply to meetings of committees, unless different provisions shall be prescribed by the Board or the applicable committee charter or mandate.

7. INDEMNIFICATION AND INSURANCE

7.1 Indemnification of Other Persons

Subject to any restrictions in the Swiss Code of Obligations, the Company may indemnify any person.

7.2 Company May Purchase Insurance

The Company may purchase and maintain insurance for the benefit of any person (or his or her heirs or legal personal representatives) who:

(1) is or was a Director, member of management, officer, employee or agent of the Company;

(2) is or was a Director, member of management, officer, employee or agent of a corporation at a time when the corporation is or was an affiliate of the Company;

(3) at the request of the Company, is or was a Director, member of management, officer, employee or agent of a corporation or of a partnership, trust, joint venture or other unincorporated entity; or

(4) at the request of the Company, holds or held a position equivalent to that of a Director or member of management or officer of a partnership, trust, joint venture or other unincorporated entity;

against any liability incurred by him or her as such Director, member of management, officer, employee or agent or person who holds or held such equivalent position.

8. NOTICES

Unless the Swiss Code of Obligations, the Articles or these By-laws provides otherwise, a notice, statement, report or other record required or permitted by the Swiss Code of Obligations, the Articles or these By-laws to be sent by or to a person other than a shareholder may be sent in any other form the Board of Directors deems appropriate, including by any one of the following methods:

(1) mail addressed to the person at the applicable address for that person as follows:

(a) for a record mailed to a Director, the prescribed address for mailing shown for the Director in the records kept by the Company or the mailing address provided by the recipient for the sending of that record or records of that class; or

(b) in any other case, the mailing address of the intended recipient;

(2) delivery at the applicable address for that person as follows, addressed to the person:

(a) for a record delivered to a Director, the prescribed address for delivery shown for the Director in the records kept by the Company or the delivery address provided by the recipient for the sending of that record or records of that class; or

(b) in any other case, the delivery address of the intended recipient;

(3) sending the record by fax to the fax number provided by the intended recipient for the sending of that record or records of that class;

(4) sending the record by email to the email address provided by the intended recipient for the sending of that record or records of that class; or

(5) physical delivery to the intended recipient.

9. GENERAL PROVISIONS

The Directors, officers and persons authorized to represent the Company and its subsidiaries shall have joint or single signatory power, in each case as determined by the Board.

10. DOCUMENTS, RECORDS AND REPORTS

10.1 Recording of Financial Affairs

The Board must cause adequate accounting records to be kept to record properly the financial affairs and condition of the Company and to comply with the Swiss Code of Obligations.

11. FINAL PROVISION

These By-laws shall enter into force on the date of adoption by the Board. These By-Laws may be altered, amended or repealed and new By-laws may be adopted at any meeting of the Board by the majority set forth in Article 3.5(b).